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                                                                    Exhibit 5.1

                                 November 10, 1998


Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, California 94089

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (File No. 333-61727) originally filed by Hyperion Solutions Corporation (formerly Arbor Software Corporation)(the "Company") with the Securities and Exchange Commission (the "Commission") on August 14, 1998, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 16,855 shares of the Company's Common Stock (the "Shares") previously issued to certain of the shareholders (the "Stockholders") of AppSource Corporation, a Florida corporation ("AppSource"), in connection with the merger of a wholly owned subsidiary of the Company with and into AppSource. As your counsel in connection with the filing of the Registration Statement, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that the Shares being sold by the Stockholders have been validly issued, are non-assessable and, to our knowledge, are fully paid. Our opinion with respect to the shares being sold by the stockholders of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                       Very truly yours,


                                       /s/  Gunderson Dettmer Stough
                                            Villeneuve Franklin & Hachigian, LLP
                                       -----------------------------------------
                                       Gunderson Dettmer Stough
                                       Villeneuve Franklin & Hachigian, LLP